EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Commences Drilling at Eureka

Coeur d’Alene, Idaho – December 17, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced that exploration drilling has resumed at its Eureka property in Nevada.  The program includes approximately 12,000 feet of reverse circulation drilling to target (a) higher-grade mineralization associated with the currently defined resource at Lookout Mountain; and (b) mineralization associated with the historic Windfall structural trend.  Drilling has commenced at the Lookout Mountain targets and is expected to continue into January, 2015.

At Lookout Mountain, previous drilling intersected over 70 drill intercepts of higher-grade gold (intervals of greater than 0.10 opt over greater than 10 feet (3.43 g/t over greater than 3 metres)) that are located in favorable stratigraphy and make up a portion of the Company’s current NI 43-101 compliant resource.  The Company’s priority is to specifically follow up on two previous holes drilled in 2012:

Drill Hole	From (feet)	Length (feet)(1)	Gold (opt)(2)	From (metres)	Length (metres)(1)	Gold (g/t)(3)
BHSE-151C	501	18.6	0.50	152.7	5.7	17.12
BHSE-152	1,025	15.0	0.14	312.4	4.6	4.73

Notes:

1)

True widths of the drill intercepts have not been determined

2)

Ounces of gold per ton

3)

Grams of gold per tonne

Previous drilling of Drill Hole BHSE-152 bottomed within gold mineralization.  Follow-up drilling will penetrate and sample to additional depth to define the full extent of the mineralization.

At the Windfall trend, where historic gold production exceeded 100,000 ounces, drilling will test the strike extension and follow up on historic gold mineralization and the exploration target previously disclosed. Historic drill intercepts that merit follow up drilling at Windfall include an intercept of 75 feet which returned 0.153 opt gold (22.9 metres of 5.24 g/t gold).  The results of this drilling are expected to lead to the calculation of an estimated NI 43-101 resource on the Windfall trend.  The anticipated resource on the Windfall trend is expected to confirm the Company’s exploration target potential and to augment the total gold resource at the Eureka property.

Paul Dircksen, Timberline’s President and Chief Executive Officer, said, “The Lookout Mountain trend targets are exciting in the context of deep high-grade mineralization recognized in Carlin-type gold deposits in the Battle Mountain-Eureka trend, such as ore being mined at Cortez Hills and the significant Goldrush deposit discovery by Barrick Gold.  In addition, the targets are associated with known high- grade, gold mineralization in the same favorable stratigraphy as the historic Windfall and Lookout Mountain mines and other deposits in Nevada.”

Timberline’s current gold resource estimate at Lookout Mountain, which was prepared by Mine Development Associates (“MDA”) of Reno, Nevada, consists of:

Lookout Mountain Gold Resource(1)(2)
Resource Category	Short Tons	Metric Tonnes	Ounces of Gold per Ton (opt)	Grams of Gold per Tonne (g/t)	Gold Ounces

Measured	3,043,000	2,761,000	0.035	1.20	106,000
Indicated	25,897,000	23,493,000	0.016	0.55	402,000
Measured & Indicated	28,940,000	26,254,000	0.018	0.62	508,000

Inferred	11,709,000	10,622,000	0.012	0.41	141,000

Notes:

1)

0.006 opt (0.21 g/t) cut-off applied to oxidized material to capture mineralization potentially available to open pit extraction and heap leach processing.  0.030 opt (1.03 g/t) cut-off applied to unoxidized material to capture mineralization potentially available to open pit extraction and lower heap leach recoveries or sulfide processing.

2)

Rounding may cause apparent discrepancies.

3)

The effective date of the Lookout Mountain updated gold resource is February 20, 2013.

The full MDA Resource Estimate with various cut-off grades can be seen at http://timberline-resources.com/main.php?page=208.

Timberline’s district-scale Eureka property is strategically located within the greater Eureka Mining District, just four miles from Barrick Gold's multi-million ounce Archimedes / Ruby Hill mine. The Eureka property features three distinct structural zones and includes past-producing open pits, along with several untested zones and underexplored exploration targets. In addition to the estimated resources shown above, there is an exploration target totaling 188,000 – 200,000 ounces of gold at the Windfall structural trend that grades approximately 0.024 opt – 0.027 opt using a 0.010 opt cutoff.

Note:  A qualified person has not done sufficient work to classify the exploration target estimates as current mineral resources.  The Company is not treating the exploration target estimates as current mineral resources and the exploration target estimates should not be relied upon.  The management estimates of the exploration target at Windfall were determined based on drill results and geologic modeling using polygonal grade shells with a 0.01 ounce per ton cut-off and a non-statistical average grade calculation based on a weighted average grade within each polygon. The estimate is conceptual in nature, and there has been insufficient exploration drilling to define a mineral resource that may be categorized as an indicated, measured, or inferred resource.  It is uncertain if further exploration will result in the target being delineated as a mineral resource as defined in NI 43-101.

Other areas on the Eureka property that contain drill-indicated gold and are prioritized for future exploration and drilling include Rocky Canyon, the Oswego structural zone, Pinnacle Peak, New York Canyon, Hoosac, Hamburg Ridge, Paige Corwin, and Secret Canyon.  Please see detailed maps at http://timberline-resources.com/main.php?page=194 for site locations.

Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this news release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their ISO-9001 certified assay lab in Sparks, Nevada for analysis.  The

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samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

The Lookout Mountain mineral resources were modeled and estimated by MDA by evaluating the drill data statistically, utilizing geologic interpretations provided by Timberline to interpret gold mineral domains on cross sections spaced at 50- to 100-foot intervals across the extents of the Lookout Mountain mineralization, rectifying the mineral-domain interpretations on level plans spaced at 10-foot intervals, analyzing the modeled mineralization geostatistically to aid in the establishment of estimation parameters, and interpolating grades into a three-dimensional block model.  Mike Gustin is a Qualified Person as defined by National Instrument 43-101 and is responsible for the resource estimate.

About Timberline Resources

Timberline Resources Corporation is focused on advancing and developing its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend in Nevada.  The Company continues to advance the NI 43-101 resource of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area in addition to advancing the exploration target of 180,000 – 200,000 ounces of gold at the Windfall project area into NI 43-101 compliance.  Exploration potential across the project area is lying along three separate structural trends defined by distinct geochemical gold anomalies.  The majority of the project area has yet to be drill tested.  Historic production from heap leach mines took place at Lookout Mountain and Windfall mines, both located on the Company’s Eureka property.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s

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continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the amount of drilling or the location of the drill holes, and the length of time it will take to drill.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the acquisition of Wolfpack US, risks related to obtaining shareholder and regulatory approvals, market risks, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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